CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K/A

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

March 6, 2006

(January 17, 2006)

Date of Report

(Date of Earliest Event Reported)

DIGUANG INTERNATIONAL DEVELOPMENT CO., LTD.

(Formerly Online Processing, Inc.)

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 East Interstate 30, Suite 100

Rockwall, TX 75087

(Address of principal executive offices (zip code))

(972) 771-3863

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 5 – Corporate Governance and Management

Item 5.03: Amendments to Articles of Incorporation or Bylaws

Section 8 – Other Events

Item 8.01: Other Events

On January 17, 2006 we filed an 8-K to disclose our entry into a definitive Share Exchange Agreement to acquire Diguang International Holdings, Ltd., a British Virgin Islands company with operating subsidiaries in China, Hong Kong and the British Virgin Islands.  One of the conditions to closing was changing our name from Online Processing, Inc. to “Diguang International Development Co., Ltd.” and increasing our authorized capital from 25,000,000 to 50,000,000 shares of common stock with a par value of $0.001 per share.  On February 27, 2006, our Board of Directors and a majority of our stockholders (4,968,600 – 71.89%) approved these actions.  We filed a Certificate of Amendment to our Articles of Incorporation with Nevada’s Secretary of State to effect these changes.  Although we previously reported that the name change would be effective at the closing of the Share Exchange, the parties decided it was best to effect the name change now in order to prevent delays should the remaining closing conditions be met; accordingly, the effective date of these actions was February 28, 2006.

As a result of the name change and increase in authorized capital, on March 1, 2006, we received a new cusip number: 25402T 10 7 and received a new OTC:BB trading symbol: “DGNG”.  The symbol is effective as of March 6, 2006.

The closing of the Share Exchange remains contingent upon the satisfaction of a number of material conditions, including the placement of 2,400,000 shares of our common stock through a private placement offering at a per share price of $5.00, generating gross proceeds of $12,000,000; Terri Wonderly, our CEO, returning to us for cancellation 4,967,940 of our common stock that she owns; and various other customary closing conditions.  Accordingly, the closing of the Share Exchange has not yet occurred.  If the conditions to be satisfied are not fully met in a timely fashion, the Share Exchange may not occur.  Since the parties are still completing some of the closing conditions, the parties are negotiating to extend the closing date of the Share Exchange.

The foregoing information has been disclosed herein as it is a material condition to the closing of the Share Exchange Agreement and should not be construed as an offer to sell or solicitation of an offer to buy our securities.  The securities to be sold in the private placement will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Online Processing, Inc.

By:  /s/  Terri Wonderly

Terri Wonderly

Chief Executive Officer

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